UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 11, 2003
(Date of earliest event reported)

FCCC, INC.
(Exact name of registrant as specified in charter)

Connecticut (State or Other Jurisdiction of Incorporation)	811-0969 (Commission File Number)	06-0759497 (IRS Employer Identification No.)

200 Connecticut Avenue, Norwalk, Connecticut (Address of principal executive of offices)	06854 (Zip code)

(203) 944-5400
(Registrant's telephone number including area code)

The First Connecticut Capital Corporation
1000 Bridgeport Avenue, Shelton, Connecticut 06484
(Former Name or former address, if changed since last report)

ITEM 2. ACQUISTION OR DISPOSITION OF ASSETS.

On July 11, 2003, FCCC, Inc. (formerly The First Connecticut Capital Corporation), a Connecticut corporation ("FCCC"), consummated the sale, as of June 30, 2003, of all of its operating assets and liabilities (excluding cash and certain deferred tax assets) (the "Asset Sale") to FCCC Holding Company, LLC, a Connecticut limited liability company ("Holding"), pursuant to the terms of an Asset Purchase Agreement dated June 28, 2002, as amended ("APA").

Under the terms of the APA, the purchase price paid by Holding in connection with the Asset Sale was based on a preliminary balance sheet of FCCC as of May 31, 2003, and is subject to adjustment pursuant to a final balance sheet of FCCC as of June 30, 2003, to be prepared in July.

Simultaneously with the closing of the Asset Sale, FCCC consummated the sale of an aggregate of 250,000 shares of its Common Stock, at a price of $1.00 per share, and 5-year Warrants to purchase 200,000 shares of Common Stock, exercisable at a price of $1.00 per share, at a purchase price of $.01 per Warrant, to affiliates of Bernard Zimmerman, of Weston, Connecticut, and Martin Cohen, of New York City, New York (the "Stock Sale").

A press release issued by FCCC on July 11, 2003 announcing the closing of the Asset Sale and Stock Sale is filed as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Number 99.1	Description Text of Press Release dated July 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FCCC, INC.
By:	/s/Bernard Zimmerman Name: Bernard Zimmerman Title: President and Chief Executive Officer

Dated: July 11, 2003

EXHIBIT INDEX

Number 99.1	Description Text of Press Release dated July 11, 2003.